SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 11, 2002


                            HUB INTERNATIONAL LIMITED
                  --------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                     ONTARIO
                 (State or Other Jurisdiction of Incorporation)


        1-31310                                       36-4412416
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(Commission File Number)                   (I.R.S. Employer Identification No.)

 55 EAST JACKSON BOULEVARD, CHICAGO, IL                                60604
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(Address of Principal Executive Offices)                             (Zip Code)


                                 (877) 402-6601
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       n/a
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 9.  Regulation FD Disclosure.

     The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

     Hub International Limited issued a press release on December 11, 2002, the full text of which is attached as Exhibit 99.1 and is incorporated herein by reference.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           HUB INTERNATIONAL LIMITED
                                           (Registrant)


Date:  December 11, 2002                   By:     /s/ W. Kirk James
                                                   -----------------------------
                                           Name:   W. Kirk James
                                           Title:  Vice President, Secretary and
                                                   General Counsel



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                                                                Exhibit Index

Exhibit No.           Description
-----------           -----------
99.1                  Press release dated December 11, 2002




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                                                                   Exhibit 99.1



                      Hub International Provides Guidance;

                 US$1.01 to US$1.03 Canadian GAAP EPS for 2002,
                  US$1.08 to US$1.17 Canadian GAAP EPS for 2003


    CHICAGO--(BUSINESS WIRE)--Dec. 11, 2002--Hub International Limited (NYSE:HBG) (TSX:HBG), a leading North American insurance broker, reaffirmed today its expectations for continued earnings improvement for both 2002 and 2003.
    After completion of budget meetings at its Chicago headquarters, the company reported that it anticipates Canadian GAAP earnings of approximately US$0.22 to US$0.24 per diluted share in the fourth quarter of the calendar year 2002, bringing full-year Canadian GAAP earnings for 2002 into the US$1.01 to US$1.03 range.
    Hub International also indicated its expectation that Canadian GAAP earnings for 2003 will increase to a range of US$1.08 to US$1.17 per diluted share.
    These estimates are in line with statements made and guidance offered in the company's third quarter earnings release and investor conference call. A replay of that call continues to be available at www.hubinternational.com.
    The company added that it plans to provide further guidance in January 2003, after completion of the full budget process for the coming year.
    Headquartered in Chicago, IL, Hub International is a leading North American insurance brokerage that has grown rapidly since its formation in 1998 through mergers, acquisitions and organic growth. It provides a broad array of property and casualty, life and health, employee benefits, investment and risk management products and services through offices located in the United States and Canada. Hub International's strategy is to expand its market share in the highly fragmented U.S. insurance broker industry by acquiring quality brokerages in key geographic regions serving middle-market commercial businesses, leverage its decentralized approach to differentiate its service and capitalize on its scale to provide broader product offerings to its clients through multiple distribution channels.

    Safe Harbor

    This press release may contain forward-looking statements which reflect our current views with respect to future events and financial performance. These forward-looking statements relate, among other things, to our plans and objectives for future operations. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, risks associated with implementing our business strategies, identifying and consummating acquisitions, integrating acquired brokerages, attaining greater market share, developing and implementing effective information technology systems, recruiting and retaining qualified employees, fluctuations in the premiums charged by insurance companies with corresponding fluctuations in our premium-based revenue, any loss of services of key executives, industry consolidation, increased competition in the industry, fluctuations in the demand for insurance products and the passage of new legislation subjecting our business to regulation in jurisdictions where we operate. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Additional information regarding these risks and other factors that could cause Hub International's actual results to differ materially from our expectations is contained in the company's filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, Hub International undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    Additional information on Hub International can be found at its website: www.hubinternational.com.


    CONTACT: Hub International Limited, Chicago
             Investors and Media:
             W. Kirk James, 312/279-4881
             kjames@hubinternational.com



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